Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of PolyMet Mining Corp. of our report dated March 28, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the Exhibit to PolyMet Mining Corp.’s Annual Report on Form 40-F for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada
May 6, 2019